UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                     FORM 8K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: March 26, 1999



                           FARM FAMILY HOLDINGS, INC.
      A Delaware Corporation Commission File No. 1-11941 IRS No. 14-1789227

                   344 Route 9W, Glenmont, New York 12077-2910
                  Registrant's telephone number: (518) 431-5000



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Item 5.  Other Events
On March 25, 1999, Farm Family Holdings, Inc. issued a press release announcing that at a Special Meeting of Stockholders, the Company's stockholders voted to approve and adopt an Amended and Restated Option Purchase Agreement.

Item 7.  Financial Statements and Exhibits

The following exhibits are filed as part of this report:

Exhibit Index

Exhibit 99    - Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             FARM FAMILY HOLDINGS, INC.
                                                  (Registrant)




        March 26, 1999                       /s/ Philip P. Weber
--------------------------------   ---------------------------------------------
            (Date)                               Philip P. Weber
                                                President and CEO




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FOR IMMEDIATE RELEASE                       CONTACT:    Timothy A. Walsh
                                                        Executive Vice President
                                                        Finance & Treasurer
                                                        (518) 431-5410


     Stockholders Approve Acquisition of Farm Family Life Insurance Company

Glenmont, New York - March 25, 1999 - - Farm Family Holdings, Inc. (NYSE: FFH) announced that at a Special Meeting of Stockholders held today, the Company's stockholders voted to approve and adopt an Amended and Restated Option Purchase Agreement, as amended by Amendment No. 1 and Amendment No. 2, (as amended, the "Option Purchase Agreement") among the Company and the stockholders (the "Selling Stockholders") of Farm Family Life Insurance Company (the "Life Company") and to approve the Company's acquisition (the "Acquisition") of all of the outstanding capital stock of the Life Company.

     The proposal to approve the Acquisition was approved by the affirmative vote of the majority of the outstanding shares of common stock of the Company. The proposed Acquisition remains subject to the satisfaction of certain closing conditions.

     The Option Purchase Agreement (in effect prior to Amendment No. 2) and the consummation of the transactions contemplated therein were originally approved by the Company's stockholders on December 2, 1998. The closing of the Acquisition was scheduled to occur on December 7, 1998, but was delayed when it was determined that in order for certain Selling Stockholders to provide unqualified opinions of counsel required by the Option Purchase Agreement as a condition to closing, such Selling Stockholders or their respective parent entities would need to obtain approval of the Acquisition from their members. As a result of this delay, the Option Purchase Agreement was amended by Amendment No. 2 to, among other things, fix the price used to determine the number of shares of Common Stock and Series A Preferred Stock issued in the Acquisition as if the closing had occurred on December 7, 1998 at $35.72 per share, subject to a collar mechanism.

     The Company will pay an exercise price of $37.5 million to acquire the Life Company consisting of $31.5 million of the Company's common stock and $6 million stated value of the Company's 6-1/8% voting preferred stock, less certain expenses to be paid by the Life Company. The closing of the Acquisition is expected to occur in April 1999.

     Farm Family Holdings is the parent of Farm Family Casualty Insurance Company, a specialized, regional property and casualty insurer of farms, agricultural related businesses, and residents and businesses of rural and suburban communities.

                                   ***MORE***
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Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management's current knowledge, expectations, estimates, beliefs and assumptions. The forward-looking statements in this press release include, but are not limited to, statements with respect to the Company's potential acquisition of Farm Family Life, statements of the plans and objectives of the Company or its management, statements of future economic performance and assumptions underlying statements regarding the Company or its business. Readers are hereby cautioned that certain events or circumstances could cause actual results to differ materially from those estimated, projected or predicted. The forward-looking statements in this press release are not guarantees of future performance and are subject to a number of important risks and uncertainties, many of which are outside the Company's control, that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the results of operations of the Company and Farm Family Life, fluctuations in the market value of shares of the Company's common stock, the satisfaction of the closing conditions set forth in the Option Purchase Agreement and other risks listed from time to time in the Company's Securities and Exchange Commission filings, including Form 10-K/A for the fiscal year ended December 31, 1997 and the Prospectus dated July 22, 1996. Accordingly, there can be no assurance that actual results will conform to the forward-looking statements in this press release.

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